Exhibit 3.48

BOWLING GREEN INN OF PENSACOLA, INC.

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B Y L A W S

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ARTICLE I

OFFICES

Section 1. Principal Office. The principal office shall be at 8000 Towers Crescent Drive, Suite 1340, Vienna, Virginia 22180.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Virginia as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 3. Place of Meetings. All meetings of stockholders shall be held at the office of the Corporation in Vienna, Virginia, or at such other place within the United States as may be designated by the board of directors from time to time.

Section 4. Annual Meetings. Annual meetings of stockholders shall be held at 10:00 a.m. on a day and at a place as may be determined by the board of directors, at which the stockholders shall elect a board of directors and may transact such other business as may properly be brought before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

Section 5. Special Meetings of Stockholders.

5.1 Special meetings of the stockholders may be called by the board of directors or by the President at any time in the interval between annual meetings.

5.2 Except as otherwise provided by law, special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to not less than twenty percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing a notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to notice of such meeting.

5.3 Not less than ten nor more than sixty (unless otherwise required by Section 13.1-658A of the Virginia Stock Corporation Act) days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder, if any, entitled to vote at such meeting, and to each stockholder, if any, not entitled to vote who is entitled to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the Corporation, with postage thereon prepaid.

5.4 Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 6. Quorum and Action.

6.1 At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

6.2 A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter.

Section 7. Voting. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 8. Action by Written Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent-from such action, and such consent and waiver are filed with the records of the Corporation.

ARTICLE III

DIRECTORS

Section 9. Number. The number of directors of the Corporation shall be a minimum of one. The number of directors may be increased or decreased from time to time by amendment to these bylaws. For purposes of this Section, any stock held jointly with rights of survivorship by two or more individuals shall be deemed to be held by one stockholder; and any stock held by two or more individuals as tenants-in common shall be deemed to be held by such number of individuals each as stockholders. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect the directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the Corporation.

Section 10. Vacancy. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum; or, in lieu thereof, by the unanimous consent of the stockholders. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 11. Powers. The business and affairs of the Corporation shall be managed under the direction of the board of directors, which may exercise all of the powers of the Corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the stockholders.

Section 12. Removal. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 13. Meetings.

13.1 Meetings of the board of directors, regular or special, may be held in person or by telephone at any place within or without the Commonwealth of Virginia as the board may from time to time determine.

13.2 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

13.3 Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

13.4 Special meetings of the board of directors may be called at any time by the board of directors or the executive committee, if one be constituted, by vote at a meeting, or by the president or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without the Commonwealth of Virginia as may be designated from time to time by the board of directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

Section 14. Notice. Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least five days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 15. Quorum. At all meetings of the board a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 16. Action Taken By Written Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

Section 17. Committees.

17.1 The board of directors may appoint, from among its members, an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock, to recommend to stockholders any action requiring stockholders’ approval, to amend the bylaws or to approve any merger or share exchange which does not require stockholder approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

17.2 The committees shall keep minutes of their proceedings and shall report the same to the board of directors upon request, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 18. Compensation. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 19. Executive Officers. The officers of the Corporation shall be chosen by the board of directors and shall be, at a minimum, a president and a secretary. The board of directors may also choose a chairman of the board from among the directors, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these bylaws to be executed, acknowledged or verified by two or more officers.

Section 20. Selection. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

Section 21. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 22. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 23. Term. The officers of the Corporation shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If any office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

Section 24. The President.

24.1 The president shall be the chief executive officer of the Corporation; he or she shall preside at all meetings of the stockholders and directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board are carried into effect.

24.2 The president shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

Section 25. Vice-Presidents. The vice-president, if one is elected, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 26. The Secretary and Assistant Secretaries.

26.1 The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary.

26.2 The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 27. The Treasurer and Assistant Treasurers.

27.1 The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

27.2 The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation.

27.3 If required by the board of directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

27.4 The assistant treasurer, if one is appointed, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V

CAPITAL STOCK

Section 28. Capital Stock. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him or her in the Corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal.

Section 29. Signatures and Transfer. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Every certificate representing stock issued by a Corporation which is authorized to issue stock of more than one class shall set forth upon the face or back of the certificate, a full statement or summary of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 19 33, as now or hereafter amended, shall be an acceptable summary for the purposes of this section. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such information. Every certificate representing shares which are restricted or limited as to transferability by the Corporation issuing such shares shall either (i) set forth upon the face or back of the certificate a full statement of such restriction or limitation or (ii) state that the Corporation will furnish such a statement upon request and without charge to any holder of such shares. No certificate shall be issued for any share of stock until such share is fully paid.

Section 30. Notices.

30.1 Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. In the case of stockholders’ meetings the notice may be left at the stockholder’s residence or usual place of business. Notice to directors may also be given by telegram.

30.2 Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or any committee is required to be given under the provisions of the statute or under the provisions of the charter or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person or by telephone, shall be deemed equivalent to the giving of such notice to such persons.

Section 31. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 32. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 33. Closing of Transfer Books. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than seventy days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

Section 34. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Virginia.

ARTICLE VI

GENERAL PROVISIONS

Section 35. Dividends.

35.1 Dividends upon the capital stock of the Corporation, subject to the provisions, if any, of the articles of incorporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the articles of incorporation.

35.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 36. Annual Statement. The president or a vice-president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the Corporation in the Commonwealth of Virginia.

Section 37. Checks. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

Section 38. Fiscal Year. The fiscal year of the Corporation shall be fixed by a resolution of the board of directors.

Section 39. Seal. The Board of Directors shall have authority to adopt a corporate seal.

Section 40. Stock Ledger. The Corporation shall maintain at its office in the Commonwealth of Virginia an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 41. Indemnification.

41.1 The Corporation shall indemnify and advance expenses to any person made a party to any proceeding by reason of service to the Corporation to the fullest extent allowed under the laws of the Commonwealth of Virginia.

41.2 The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which a person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.

41.3 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his position, whether or not the Corporation would have the power to indemnify him against the liability under the provisions of this paragraph.

41.4 Any indemnification of, or advance of expenses to a director, if arising out of an action, suit or proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Section 42. Amendments.

4 2.1 The board of directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the Corporation and to make new bylaws, except that the board of directors shall not alter or repeal any bylaws made by the stockholders.

4 2.2 The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the Corporation and to make new bylaws.

Section 43. Sole Stockholders and Directors.

4 3.1 At any time that there shall be only one stockholder of the Corporation, all references herein to the stockholders of the Corporation shall refer to its sole stockholder. For purposes of this Section, any stock held jointly with rights of survivorship by two or more individuals shall be deemed to be held by one stockholder; and any stock held by two or more individuals as tenants-in common shall be deemed to be held by such number of individuals each as stockholders.

4 3.2 At any time that, pursuant to the provisions hereof, there shall be only one director of the Corporation, all references herein to the directors or board of directors of the Corporation shall refer to its sole director.

BOWLING GREEN INN OF PENSACOLA, INC.

ACTION BY THE BOARD OF DIRECTORS

BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING

The undersigned Michael W. Beavers and James E. Fay, being all of the Directors of Bowling Green Inn of Pensacola, Inc., a business corporation organized and existing under the laws of the Commonwealth of Virginia, do hereby consent to and adopt the following resolutions in writing and without a meeting in accordance with Section 13.1-685 of the Virginia Stock Corporation Act.

Resolution Pertaining to the Purchase of

Twelve Oaks, An Alcohol and Drug Recovery Center

WHEREAS, this Corporation is involved in the business of owning, operating and managing substance abuse treatment facilities; and

WHEREAS, this Corporation along with its parent company, Comprehensive Addiction Programs, Inc. (“CAP”), has negotiated with Healthcare International, Inc. (“HII”) and Healthcare Pensacola, Inc. (“HPI”) for the purchase of Twelve Oaks, An Alcohol and Drug Recovery Center (“Twelve Oaks”), located on Healthcare Avenue, Route 1 in Mary Esther, Florida; and

WHEREAS, in order to accomplish the acquisition of Twelve Oaks the appropriate officers of this Corporation must execute and deliver a Purchase and Sale Agreement (the “Agreement”) by and between this Corporation and CAP, on the one hand, and HII and HPI, on the other hand; and

WHEREAS, the undersigned have considered and reviewed the draft Agreement; and

WHEREAS, the acquisition of Twelve Oaks would be in the best interests of this Corporation;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of this Corporation deems it to be in the best interests of the Corporation to execute and deliver the Agreement by and between the Corporation and CAP on the one hand, and HII and HPI, on the other hand; and

FURTHER RESOLVED, that the Agreement be and it hereby is approved in substantially the form (designated as Draft and dated June 15, 1988) presented to this Board of Directors, and that the President or any Vice President of this Corporation is hereby authorized and directed to execute and deliver the Agreement on behalf of this Corporation, with such modifications thereof, and each of them hereby is authorized and directed to take all such further action and to execute and deliver all such further agreements, instruments and documents (“Related Documents”) in the name and on behalf of this Corporation and under its corporate seal or otherwise as in their judgment shall be necessary or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions; and

FURTHER RESOLVED, that the President or any Vice President of this Corporation is hereby authorized and directed to negotiate and make such changes to the Agreement and the Related Documents either or both of them deem necessary or desirable; and

FURTHER RESOLVED, that the Secretary or any Assistant Secretary of this Corporation is hereby authorized to affix and attest to the seal of this Corporation on any documents executed pursuant to the foregoing and to execute and deliver any other documents required from the Secretary in connection with the execution and delivery of the Agreement and Related Documents.

IN WITNESS WHEREOF, the undersigned have executed this action of the Board of Directors this 17th day of June, 1988.

DIRECTORS:

/s/ Michael W. Beavers
Michael W. Beavers

/s/ James E. Fay
James E. Fay